Exhibit 2(a).9

2005 Stock Incentive Plan

Option Award Agreement

Name of Optionee:

Number of Option Shares:

Option Exercise Price:

Grant Date:

Type of Option:

Expiration Date:

Pursuant to the CDC Corporation 2005 Stock Incentive Plan (the “Plan”), CDC Corporation, a Cayman Islands company (the “Company”), hereby grants to the Optionee named above an Option to purchase all or any part of the number of Class A Common Shares, par value US$0.00025 per share (the “Common Shares”), of the Company specified above (the “Option Shares”) at the Option Exercise Price per Option Share specified above, subject to the terms and conditions set forth herein and in the Plan. This Option is not intended to qualify and shall not be treated as an “incentive stock option” under Section 422(b) of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”).

1. Vesting Schedule.

No portion of this Option may be exercised until the date on which such portion has or shall have vested. Except as set forth herein, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder due to other circumstances, and subject to adjustment of the vesting schedule to provide for reduced or extended vesting of Option Shares in the event that the Optionee is no longer a director or becomes employed on less than a full-time basis (such adjusted vesting schedule shall be determined by the Company at the time the Optionee becomes employed on less than a full time basis and shall be set forth in a replacement option award agreement to be executed at that time; provided, however, that in any event all Option Shares in such adjusted vesting schedule shall have vested no later than 60 days prior to the Expiration Date set forth above), this Option shall be vested and exercisable with respect to the following number of Option Shares on the following dates commencing with the Vesting Start Date set forth above:

Vesting Date	Number of Option Shares	Cumulative Number of Option Shares*

*	Assuming no exercise of any Options that is the subject of this Option Award Agreement.

2. Exercise of Option.

(a) Optionee may exercise only vested portions of this Option and only in the following manner. From time to time prior to the earlier to occur of (i) the termination hereof in accordance with the provisions of this Option or (ii) the Expiration Date (as set forth above), Optionee may give written notice to the Company of his election to purchase some or all of the Option Shares for which this Option may be exercised at the time of such notice. Said notice shall specify the number of Option Shares to be purchased and shall be accompanied (i) by payment therefor in cash or, at the discretion of the Company, such other method of payment set forth in Section 11(a) of the Plan and (ii) by such agreement, statement or other evidence as the Company may require in order to satisfy itself that the issuance of the Option Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations, including without limitation all applicable U.S. federal and state securities laws and regulations.

(b) The Company reserves the right to withhold the exercise of Option Shares for reasons including but not limited to the Optionee’s failure to comply with the Company’s rules and regulations; the Optionee’s breach of his/her employment agreement; the Optionee’s unwillingness or failure to follow Company directives; and the Optionee’s failure to perform his/her duties and responsibilities.

(c) Certificates for the Option Shares so purchased will be issued to Optionee upon compliance, to the satisfaction of the Company, with all requirements under applicable laws or regulations in connection with such issuance, including without limitation, if said Option Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), receipt of a representation from Optionee upon each exercise of this Option that Optionee is purchasing the Option Shares for his own account and not with a view to any resale or distribution thereof, the legending of any certificate representing said Option Shares, and the imposition of a stop transfer order with respect thereto, to prevent a resale or distribution in violation of U.S. federal or state securities laws. Until Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Option, and the determination of the Committee (as defined in the Plan) as to such compliance shall be final and binding on Optionee. Optionee shall not be deemed for any purpose to be the owner of any Option Shares subject to this Option until such Option Shares shall have been issued in accordance with the foregoing provisions.

(d) Exercisablity of this Option upon and after termination of the Optionee shall be in accordance with Section 9 of the Plan, except as may be otherwise specifically provided for in this Paragraph 2(d). In the event of a termination pursuant to Section 9(d) of the Plan and at the time of such termination the Optionee is subject to a blackout period under the Company’s Insider Trading Policy, the one-month period following termination during which such Option may be exercised as set forth in Section 9(d) of the Plan shall not begin until the date the Committee opens the trading window under the Company’s Insider Trading Policy or such later date as the Committee notifies the Optionee that such Optionee is no longer in possession of material non-public information such that the Optionee may freely exercise this Option in compliance with the Company’s Insider Trading Policy and applicable law.

(e) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable at any time unless all necessary regulatory or other approvals have been received.

(f) To the extent that this Option is exercised for a number of Option Shares which is less than the full number of Option Shares for which this Option is then exercisable, it shall be deemed to have been exercised first with respect to the maximum number of vested Option Shares for which this Option has not been previously exercised for the Vesting Date that is closest to the Vesting Start Date, then the maximum number of vested Option Shares for which this Option has not been previously exercised for the next sequential Vesting Date, and so forth, including for purposes of determining which Option Shares hereunder have expired in accordance with Paragraph 4 herein.

3. Expiration Date of Option and Underlying Option Shares.

Notwithstanding anything herein to the contrary, unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the seventh anniversary of the date of grant.

4. Incorporation of Plan.

Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the same meaning given to such term in the Plan.

5. Transferability.

Except as otherwise permitted in the Plan, this Agreement is personal to Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during Optionee’s lifetime, only by Optionee. The terms of the Plan and this Option Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Tax Withholding.

The Optionee shall, not later than the date as of which the exercise of this Option or disposition of Option Shares becomes a taxable event for income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any local taxes required by law to be withheld on account of such taxable event. For income tax purposes, the number of Option Shares in respect of which the Option is being exercised shall be considered transferred to the Optionee on the date the Option is exercised.

7. Representations.

By acceptance of this Option, the Optionee agrees, acknowledges and understands that a purchase of Option Shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act unless, in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act, and (if the Company so requires) the Optionee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the Option Shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act.

8. NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO THE TERMS OF ANY EMPLOYMENT, CONSULTING OR OTHER AGREEMENT WITH THE EMPLOYEE, DIRECTOR OR CONSULTANT, AS THE CASE MAY BE (IF ANY)).

9. Miscellaneous.

Notice hereunder shall be mailed or delivered to the Company at its principal place of business, and shall be delivered to Optionee in person or mailed or delivered to Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Award Agreement. Optionee has reviewed the Plan and this Option Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Award Agreement and fully understands all provisions of the Plan and Option Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Award Agreement.

This Option Award Agreement shall be governed by the laws of the State of New York, U.S.A. without reference to principles of conflict of laws.

IN WITNESS WHEREOF, this Award has been granted by the Company as of the date of grant as mentioned above.

CDC CORPORATION:	GRANTEE:

By:
Name: Gregor Morela	Name:
Title: Chief Accounting Officer	Residence Address:

Address for service of Notice:

CDC Software Corporation
Attn: Stock Option Plan Administrator
2002 Summit Boulevard, Suite 700
Atlanta, GA 30319

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